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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    The following is a list of the Company's subsidiaries as of December 31, 1995, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

<CAPTION
                                                                              Percentage of
                                                                               Voting Power
                                                                                Owned by
                                                                                Monsanto
                                                                              -------------

G. D. Searle & Co. (Delaware Corporation).................................        100

Monsanto Europe, S.A. (Belgian Corporation)...............................        100

Monsanto International Holdings, Inc.
    (Delaware Corporation)................................................        100

Monsanto International Sales Company, Inc.
    (Virgin Islands Corporation)..........................................        100

Monsanto p.l.c. (United Kingdom Corporation)..............................        100

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